Exhibit 99
INVESTOR CONTACT:
Lorenzo Bassi
Vice President, Finance
lorenzo.bassi@tennantco.com
763-540-1600

Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance

•Full year net income of $66.3 million on net sales of $1,092.2 million representing 0.1% growth, or 4.2% on an organic basis, and earnings per diluted share of $3.55

•Full year adjusted EBITDA of $133.7 million, or 12.2% of sales; adjusted diluted EPS of $4.10

•Fourth quarter net income of $23.8 million on net sales of $291.0 million representing 5.3% growth, or 9.7% on an organic basis, and earnings per diluted share of $1.27

•Fourth quarter adjusted EBITDA of $41.7 million, or 14.3% of sales; adjusted diluted EPS of $1.46

•Tennant announces full year 2023 guidance; adjusted net income of $3.70 to $4.50 per diluted share and adjusted EBITDA of $140 million to $160 million

MINNEAPOLIS, Feb. 23, 2023—Tennant Company (“Tennant” or the “Company”) (NYSE: TNC), a global leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its fourth quarter and full year results for 2022.
“Our team displayed great resourcefulness and perseverance to deliver organic sales growth in 2022 as we worked to navigate macroeconomic headwinds and meet the high level of demand for our innovative products,” said Tennant Company’s President and Chief Executive Officer, Dave Huml. “Targeted actions executed throughout the year, specifically those to address parts shortages, began to yield material results in the fourth quarter which enabled us to increase production and deliver higher sales and increased margins versus the third quarter and prior-year quarter."
“Our fourth quarter results provide positive momentum as we start 2023,” added Huml. “While our record backlog provides us with a significant buffer against the potential for moderating demand, we continue to face uncertainty about global macroeconomic challenges going forward. We are cautiously optimistic and fully committed to delivering improved sales and profit by focusing on recovery of backlog, launching innovative new products, driving price realization, and providing our customers with world-class service.”

(more)

Page 2 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
2022 Full Year and Fourth Quarter Results

(In millions)	Twelve Months Ended December 31,			Three Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net sales	$1,092.2	$1,090.8	+0.1%	$291.0	$276.4	+5.3%
Gross margin	38.5%	40.2%	-170bps	39.6%	36.4%	320 bps
Net income	$66.3	$64.9	+2.2%	$23.8	$7.9	+201.3%
Adjusted net income	$76.5	$83.3	(8.2)%	$27.2	$13.5	+101.5%
Adjusted EBITDA	$133.7	$140.2	(4.6)%	$41.7	$28.4	+46.8%
Adjusted EBITDA margin	12.2%	12.9%	-70 bps	14.3%	10.3%	400 bps

For full year 2022, consolidated net sales of $1.09 billion increased 0.1% over the prior-year period, or 4.2% on an organic basis. The organic growth was partially offset by a net unfavorable foreign exchange effect of 4.0% and a negative divestiture impact of 0.1% related to the sale of the Company's coatings business in the first quarter of 2021. Higher selling prices and increased volumes in certain geographies, both in equipment and in parts and consumables, contributed to the overall increase in net sales, while consolidated volumes decreased year over year. Gross margin was 38.5% in 2022 compared to 40.2% in the prior year. The decrease in gross margin was mainly due to the broad effects of inflation on materials, labor, and freight costs, partially offset by higher selling prices and favorable sales mix.
Adjusted EBITDA was $133.7 million in 2022 compared to $140.2 million in 2021. The decrease in Adjusted EBITDA was primarily due to lower gross margins and unfavorable foreign currency impact of $12.1 million. Selling and administrative expenses of $306.3 million decreased $15.6 million over the prior year due to prudent cost management and lower incentive costs. Net income of $66.3 million increased $1.4 million compared to the prior-year period. Net income adjusted for amortization and certain nonoperational items, such as the gain on sale of assets or debt extinguishment costs, was $76.5 million in 2022 compared to $83.3 million in the prior-year period. The year-over-year decrease was primarily due to lower gross margins and higher income tax expense partially offset by the previously mentioned decline in selling and administrative expenses.
In the fourth quarter of 2022, consolidated net sales of $291.0 million increased 5.3% over the prior-year quarter, or 9.7% on an organic basis. This increase was partially offset by a net unfavorable foreign exchange effect of 4.4%. Gross profit margin of 39.6% was 320 basis points higher in the fourth quarter of 2022 compared to the prior-year quarter due to higher selling prices across all regions and favorable changes in sales mix, partially offset by unfavorable foreign exchange impact.
Adjusted EBITDA was $41.7 million in the fourth quarter of 2022 compared to $28.4 million in the prior-year quarter. The increase in Adjusted EBITDA was primarily due to higher margins, partially offset by unfavorable foreign currency impact, which adversely impacted adjusted EBITDA by approximately $3.8 million. Net income of $23.8 million increased $15.9 million over the prior-year quarter, driven by higher margins as a result of higher selling prices, as well as a lower effective tax rate due to a nonrecurring deferred tax-related
(more)

Page 3 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
item. Adjusted net income was $27.2 million compared to $13.5 million in the prior-year quarter, driven by favorable operating results discussed above.

Organic Sales Results

	Twelve Months Ended December 31, 2022				Three Months Ended December 31, 2022
	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Organic net sales growth	7.4%	2.5%	(11.4)%	4.2%	16.0%	2.3%	(7.5)%	9.7%

Tennant groups its sales into three geographies: the Americas, which includes all of North America and Latin America; EMEA, which covers Europe, the Middle East and Africa; and APAC, which includes China, Japan, Australia and other Asian markets.
Regional results were as follows:
•Net sales in the Americas grew 7.4% organically for the full year and 16.0% in the fourth quarter. The increase for each period was mainly due to higher selling prices across the region and volume increases in Latin America. Fourth quarter growth was also driven by volume increase in North America as the Company procured key component parts to increase production levels.
•Europe, Middle East, and Africa (EMEA) net sales grew 2.5% organically for the full year and 2.3% in the fourth quarter. The increase for each period was primarily driven by higher selling prices in equipment and parts and consumables across the region, partially offset by volume declines as global supply-chain constraints limited the Company’s ability to increase production.
•Net sales in Asia Pacific (APAC) decreased 11.4% organically for the full year and 7.5% in the fourth quarter. The decline was primarily due to volume declines in China as government shutdowns related to COVID-19 continue to unfavorably impact demand. This was partly offset by higher selling prices across the region and volume growth in the Australian market.

Cash Flow, Capital Allocation and Liquidity
Net cash used in operating activities during the twelve months ended December 31, 2022, was $25.1 million, compared to net cash provided by operating activities of $69.4 million during the twelve months ended December 31, 2021. The increase in cash used was primarily driven by an increase in working capital attributable to investments in inventory to support an anticipated ramp in production; higher accounts receivables due to the sales timing; increased cash payments for employee compensation and benefits and income taxes. During the fourth quarter of 2022, Tennant generated $13.7 million in cash flow from operations, driven primarily by strong business performance. The Company continues to deploy cash flow toward operational capital needs and return capital to shareholders. During the twelve months ended December 31, 2022, the Company paid $18.9 million in dividends while repurchasing 79,756 shares for $5.0 million. Liquidity remained strong with a balance of $77.4 million in cash and cash equivalents as of December 31, 2022, and $242.2 million of unused borrowing capacity on the Company’s revolving credit facility.
(more)

Page 4 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
As previously announced, Tennant’s Board of Directors authorized a quarterly cash dividend of $0.265 per share payable on March 15, 2023, to shareholders of record at the close of business on March 3, 2023.

2023 Guidance

(In millions except per share data)	FY 2023 Guidance Range
Net sales	$1,115 - $1,155
Organic net sales growth	3.0% - 7.0%
Adjusted diluted net income per share*	$3.70 - $4.50
Adjusted EBITDA*	$140 - $160
Capital expenditures	$20 - $25
Adjusted effective tax rate**	20% - 25%
*Excludes certain nonoperational items and amortization expense
**Excludes certain nonoperational items and the amortization expense adjustment

Conference Call
Tennant will host a conference call to discuss its 2022 fourth quarter and full year results today, February 23, 2023, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.09 billion in 2022 and has approximately 4,250 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; and our ability to develop and commercialize new innovative products and services.
(more)

Page 5 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2022 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.
We believe that disclosing gross profit - as adjusted, gross margin - as adjusted, selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate the Non-GAAP measures by adjusting for gain on sale of assets, restructuring-related charges, acquisition-contingent consideration, loss on extinguishment of debt, and amortization expense. We calculate income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. We calculate net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

FINANCIAL TABLES FOLLOW

Page 6 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales	$291.0	$276.4	$1,092.2	$1,090.8
Cost of sales	175.8	175.8	671.3	652.8
Gross profit	115.2	100.6	420.9	438.0
Selling and administrative expense	79.2	79.4	306.3	321.9
Research and development expense	7.6	8.1	31.1	32.2
Gain on sale of assets	—	—	(3.7)	(9.8)
Operating income	28.4	13.1	87.2	93.7
Interest expense, net	(3.4)	(0.7)	(7.1)	(7.3)
Net foreign currency transaction loss	(0.8)	(0.5)	(1.2)	(0.7)
Loss on extinguishment of debt	—	—	—	(11.3)
Other income (expense), net	0.5	(0.3)	0.6	(0.3)
Income before income taxes	24.7	11.6	79.5	74.1
Income tax expense	0.9	3.7	13.2	9.2
Net income	$23.8	$7.9	$66.3	$64.9

Net income per share
Basic	$1.29	$0.43	$3.58	$3.51
Diluted	$1.27	$0.42	$3.55	$3.44

Weighted average shares outstanding
Basic	18,490,547	18,440,776	18,494,356	18,499,674
Diluted	18,685,605	18,819,208	18,697,255	18,849,217
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Americas	$193.2	$166.6	16.0%	$705.9	$658.3	7.2%
Europe, Middle East and Africa	76.6	85.1	(10.0)%	301.6	331.9	(9.1)%
Asia Pacific	21.2	24.7	(14.2)%	84.7	100.6	(15.8)%
Total	$291.0	$276.4	5.3%	$1,092.2	$1,090.8	0.1%
(1) Net of intercompany sales.
(more)

Page 7 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)
December 31	2022	2021
ASSETS
Cash, cash equivalents, and restricted cash	$77.4	$123.6
Receivables, less allowances of $6.1 and $5.3, respectively	251.5	211.4
Inventories	206.6	160.6
Prepaid and other current assets	39.8	31.2
Total current assets	575.3	526.8
Property, plant and equipment, less accumulated depreciation of $279.3 and $258.4, respectively	179.9	172.8
Operating lease assets	31.8	41.3
Goodwill	182.0	193.1
Intangible assets, net	76.4	98.0
Other assets	39.7	29.7
Total assets	$1,085.1	$1,061.7
LIABILITIES AND TOTAL EQUITY
Current portion of long-term debt	$5.2	$4.2
Accounts payable	126.1	121.5
Employee compensation and benefits	44.0	60.6
Other current liabilities	86.3	104.0
Total current liabilities	261.6	290.3
Long-term debt	295.1	263.4
Long-term operating lease liabilities	17.1	25.4
Employee-related benefits	13.2	16.3
Deferred income taxes	11.5	20.6
Other liabilities	14.5	10.6
Total long-term liabilities	351.4	336.3
Total liabilities	613.0	626.6
Common stock, $0.375 par value per share, 60,000,000 shares authorized; 18,521,485 and 18,535,116 issued and outstanding, respectively	7.0	7.0
Additional paid-in capital	56.0	54.1
Retained earnings	458.0	410.6
Accumulated other comprehensive loss	(50.2)	(37.9)
Total Tennant Company shareholders' equity	470.8	433.8
Noncontrolling interest	1.3	1.3
Total equity	472.1	435.1
Total liabilities and total equity	$1,085.1	$1,061.7
(more)

Page 8 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)
Years ended December 31	2022	2021
OPERATING ACTIVITIES
Net income	$66.3	$64.9
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	32.8	33.1
Amortization expense	15.9	20.0
Deferred income tax benefit	(15.6)	(15.0)
Share-based compensation expense	7.8	9.5
Bad debt and returns expense	2.3	1.5
Gain on sale of assets	(3.7)	(9.8)
Acquisition contingent consideration adjustment	—	0.7
Debt extinguishment cost	—	11.3
Other, net	1.0	1.6
Changes in operating assets and liabilities:
Receivables	(46.3)	(20.3)
Inventories	(68.3)	(56.0)
Accounts payable	7.7	19.1
Employee compensation and benefits	(14.8)	8.3
Other assets and liabilities	(10.2)	0.5
Net cash (used in) provided by operating activities	(25.1)	69.4
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(25.0)	(19.4)
Proceeds from disposals of property, plant and equipment	0.1	—
Purchase of intangible asset	—	(0.1)
Proceeds from sale of assets, net of cash divested	4.1	24.7
Investment in leased assets	(4.3)	(3.7)
Cash received from leased assets	0.6	0.2
Net cash (used in) provided by investing activities	(24.5)	1.7
FINANCING ACTIVITIES
Proceeds from borrowings	52.0	315.8
Repayments of borrowings	(19.1)	(362.0)
Debt extinguishment payment	—	(8.4)
Contingent consideration payments	—	(2.5)
Change in finance lease obligations	—	0.1
(Repurchases) proceeds from exercise of stock options, net of employee tax withholdings obligations	(0.9)	5.0
Dividends paid	(18.9)	(17.5)
Repurchases of common stock	(5.0)	(15.0)
Net cash provided by (used in) financing activities	8.1	(84.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.7)	(4.0)
Net (decrease) increase in cash, cash equivalents and restricted cash	(46.2)	(17.4)
Cash, cash equivalents and restricted cash at beginning of year	123.6	141.0
Cash, cash equivalents and restricted cash at end of year	$77.4	$123.6
(more)

Page 9 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income - as reported	$23.8	$7.9	$66.3	$64.9
Adjustments:
Gain on sale of assets	—	—	(2.8)	(7.5)
Amortization expense	2.7	3.6	11.5	14.5
Restructuring-related charge (Cost of sales)	0.2	0.6	0.2	0.6
Restructuring-related charge (S&A expense)	0.5	1.4	1.3	2.0
Acquisition contingent consideration adjustment	—	—	—	0.2
Loss on extinguishment of debt	—	—	—	8.6
Net income - as adjusted	$27.2	$13.5	$76.5	$83.3

Net income per share - as reported:
Diluted	$1.27	$0.42	$3.55	$3.44
Adjustments:
Gain on sale of assets	—	—	(0.15)	(0.40)
Amortization expense	0.15	0.19	0.62	0.77
Restructuring-related charge (Cost of sales)	0.01	0.03	0.01	0.03
Restructuring-related charge (S&A expense)	0.03	0.07	0.07	0.10
Acquisition contingent consideration adjustment	—	—	—	—
Loss on extinguishment of debt	—	—	—	0.45
Net income per diluted share - as adjusted	$1.46	$0.71	$4.10	$4.39
(more)

Page 10 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income - as reported	$23.8	$7.9	$66.3	$64.9
Less:
Interest expense, net	3.4	0.7	7.1	7.3
Income tax expense	0.9	3.7	13.2	9.2
Depreciation expense	8.8	8.6	32.8	33.1
Amortization expense	3.8	4.9	15.9	20.0
EBITDA	40.7	25.8	135.3	134.5
Adjustments:
Gain on sale of assets	—	—	(3.7)	(9.8)
Restructuring-related charge (Cost of sales)	0.3	0.8	0.3	0.8
Restructuring-related charge (S&A expense)	0.7	1.8	1.8	2.7
Acquisition contingent consideration adjustment	—	—	—	0.7
Loss on extinguishment of debt	—	—	—	11.3
EBITDA - as adjusted	$41.7	$28.4	$133.7	$140.2
EBITDA margin - as adjusted	14.3%	10.3%	12.2%	12.9%
(more)

Page 11 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Gross Profit, Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Gross profit - as reported	$115.2	$100.6	$420.9	$438.0
Gross margin - as reported	39.6%	36.4%	38.5%	40.2%
Adjustments:
Restructuring-related charge (Cost of sales)	0.3	0.8	0.3	0.8
Gross profit - as adjusted	$115.5	$101.4	$421.2	$438.0
Gross margin - as adjusted	39.7%	36.7%	38.6%	40.2%

S&A expense - as reported	$79.2	$79.4	$306.3	$321.9
S&A expense as a percent of net sales - as reported	27.2%	28.7%	28.0%	29.5%
Adjustments:
Restructuring-related charge (S&A expense)	(0.7)	(1.8)	(1.8)	(2.7)
Acquisition contingent consideration adjustment	—	—	—	(0.7)
S&A expense - as adjusted	$78.5	$77.6	$304.5	$318.5
S&A expense as a percent of net sales - as adjusted	27.0%	28.1%	27.9%	29.2%

Operating income - as reported	$28.4	$13.1	$87.2	$93.7
Operating margin - as reported	9.8%	4.7%	8.0%	8.6%
Adjustments:
Restructuring-related charge (Cost of sales)	0.3	0.8	0.3	0.8
Gain on sale of assets	—	—	(3.7)	(9.8)
Restructuring-related charge (S&A expense)	0.7	1.8	1.8	2.7
Acquisition contingent consideration adjustment	—	—	—	0.7
Operating income - as adjusted	$29.4	$15.7	$85.6	$88.1
Operating margin - as adjusted	10.1%	5.7%	7.8%	8.1%

(more)

Page 12 – Tennant Company Reports 2022 Fourth Quarter and Full Year Results and Provides Full Year 2023 Guidance
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Income before income taxes - as reported	$24.7	$11.6	$79.5	$74.1
Adjustments:
Gain on sale of assets	—	—	(3.7)	(9.8)
Amortization expense	3.8	4.9	15.9	20.0
Restructuring-related charge (Cost of sales)	0.3	0.8	0.3	0.8
Restructuring-related charge (S&A expense)	0.7	1.8	1.8	2.7
Acquisition contingent consideration adjustment	—	—	—	0.7
Loss on extinguishment of debt	—	—	—	11.3
Income before income taxes - as adjusted	$29.5	$19.1	$93.8	$99.8

Income tax expense - as reported	$0.9	$3.7	$13.2	$9.2
Effective tax rate - as reported	3.6%	31.9%	16.6%	12.5%
Adjustments(1):
Gain on sale of assets	—	—	(0.9)	(2.3)
Amortization expense	1.1	1.3	4.4	5.5
Restructuring-related charge (Cost of sales)	0.1	0.2	0.1	0.2
Restructuring-related charge (S&A expense)	0.2	0.4	0.5	0.7
Acquisition contingent consideration adjustment	—	—	—	0.5
Loss on extinguishment of debt	—	—	—	2.7
Income tax expense - as adjusted	$2.3	$5.6	$17.3	$16.5
Effective tax rate - as adjusted	7.8%	29.3%	18.4%	16.5%
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

(###)